                                                                       Exhibit 1
                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Exelixis, Inc.

         This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         EXECUTED this 13th day of February, 2001.

ATLAS VENTURE FUND II, L.P.                     ATLAS VENTURE EUROPE FUND B.V.

By: Atlas Venture Associates II, L.P.           By: Atlas InvesteringsGroep N.V.

       By:            *                               By:            *
            -------------------------                     ----------------------
              Christopher J. Spray,                       Hans Bosman,
              General Partner                             Managing Director

ATLAS VENTURE ASSOCIATES II, L.P.               ATLAS INVESTERINGSGROEP N.V.

By:                *                            By:               *
    ----------------------------------               ---------------------------
     Christopher J. Spray,                           Hans Bosman,
     General Partner                                 Managing Director


                 *
-----------------------------------
Christopher J. Spray


                 *
-----------------------------------
Barry Fidelman


                 *
-----------------------------------
Jean-Francois Formela

* The undersigned attorney-in-fact, by signing her name below, does hereby sign this statement on behalf of the above indicated filers pursuant to Powers of Attorney filed hereto as Exhibit 2.

     /s/ Jeanne Larkin Henry
     -----------------------------------
     Jeanne Larkin Henry
     Attorney-in-fact


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